As filed with the Securities and Exchange Commission on October 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALMONTY INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Canada	1061	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

100 King Street West,

Suite 5700

Toronto, ON, M5X 1C7

Tel: (647) 438-9766

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

Tel: (212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Lewis Black Chief Executive Officer 100 King Steet West, Suite 5700 Toronto, ON M5X 1C7 Canada (647) 438-9766	Pierre Dagenais Norton Rose Fulbright Canada LLP 222 Bay St Suite 3000 Toronto, ON M5K 1E7 Canada (416) 216-4792	Brian Fenske Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 2000, Houston, TX 77010-4103 United States (713) 651-5151

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

Ontario

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in Ontario, British Columbia and Alberta but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in Ontario, British Columbia and Alberta that permits certain information about these securities to be determined after this preliminary short form base shelf prospectus has become final and that permits the omission from this preliminary short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirement is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

This preliminary short form base shelf prospectus does not constitute an offer to sell or an invitation to subscribe for, or solicitation of an offer to subscribe for or buy, these securities to any person in Australia. This preliminary short form prospectus has not been, and will not be, and no other disclosure document in relation to these securities will be lodged with the Australian Securities and Investments Commission or any other regulatory authority in Australia and this preliminary short form base shelf prospectus is not, and does not purport to be, a document containing disclosure to investors for the purposes of Part 6D.2 or 7.9 of the Corporations Act 2001 (Cth) (“Corporations Act”). It is not intended to be used in connection with any offer for which such disclosure is required and does not contain all the information that would be required by those provisions if they applied. It is not to be provided to any “retail client” as defined in section 761G of the Corporations Act. Almonty Industries Inc. is not licensed in Australia to provide financial product advice in respect of these securities. Australian cooling-off rights do not apply to the acquisition of these securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Almonty Industries Inc. at 100 King Street West, Suite 5700, Toronto, Ontario, Canada, M5X 1C7 (telephone: 647-438-9766), and are also available electronically on the System for Electronic Data Analysis and Retrieval + of the Canadian Securities Administrators at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	October 22, 2025

Almonty Industries Inc.

US$[●]

Common Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts
Units

Almonty Industries Inc. (“Almonty” or the “Company”) may offer, issue and sell, as applicable, from time to time, the following securities: (i) common shares (“Common Shares”); (ii) preferred shares (“Preferred Shares”); (iii) debt securities (including any bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description) (“Debt Securities”); (iv) warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”); (v) subscription receipts (“Subscription Receipts”) to acquire any of the other securities that are described in this Prospectus; and (vi) units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of US$[●] (or the equivalent thereof in one or more foreign currencies or composite currencies), in one or more transactions, during the 25-month period that this Prospectus, including any amendments hereto, remains effective. We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus and the applicable Prospectus Supplement. See “SELLING SECURITYHOLDERS”.

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All information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

In this Prospectus, unless otherwise indicated, all dollar amounts and references to “US$” or “USD” are to U.S. dollars, references to “C$” or “$” are to Canadian dollars, references to “€” are to European euros, and references to “A$” are to Australian dollars. For Securities issued in currencies other than U.S. currency, potential purchasers should be aware that foreign exchange fluctuations are likely to occur from time to time and that the Company does not make any representation with respect to currency values from time to time. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.

The Common Shares of the Company are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “AII” and also trade on the Nasdaq Capital Market (the “Nasdaq”) in the United States under the symbol “ALM”, on the Australian Securities Exchange (the “ASX”) as CHESS Depositary Interests (“CDIs”), at a ratio of one CDI to one Common Share, under the symbol “AII” and on the Börse Frankfurt (Frankfurt Stock Exchange) (the “FSE”) in Germany under the symbol “ALI1”. On October 21, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$ 11.67 and on the Nasdaq was US$ 8.24.

Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any stock exchange or quotation system. There is currently no market through which such Securities other than the Common Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “RISK FACTORS”.

The Securities may be offered and sold pursuant to this Prospectus through underwriters or dealers and by the Company directly pursuant to applicable statutory exemptions, or through agents designated from time to time at amounts and prices and other terms determined by the Company or any selling securityholders. In connection with any underwritten offering of Securities, unless otherwise specified in the relevant Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. The applicable Prospectus Supplement will identify each underwriter, dealer, agent or selling securityholder, as the case may be, involved in the offering and sale of those Securities, and will also set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to the Company, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “PLAN OF DISTRIBUTION”.

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Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences. This Prospectus does not discuss Canadian, U.S. or other tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

Messrs. Lewis Black, Daniel D’Amato, Dr. Thomas Gutschlag, Andrew Frazer, Gustave F. Perna and Alan Estevez, directors of the Company, reside outside of Canada and have each appointed Almonty Industries Inc., at 100 King Street West, Suite 5700, Toronto, Ontario, Canada, M5X 1C7, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process. See “ENFORCEMENT OF CIVIL LIABILITIES”.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “RISK FACTORS”.

This Prospectus was prepared by a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards, as adopted by the International Accounting Standards Board and as amended from time to time (“IFRS”), and are subject to foreign auditing and auditor independence standards, and may not be comparable to financial statements of United States companies that use United States generally accepted accounting principles. Prospective investors should be aware that the acquisition of Securities may have tax consequences in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States, are not described fully in this Prospectus. Investors should read the tax discussion in any applicable Prospectus Supplement.

The enforcement by investors of civil liabilities under federal securities laws of the United States may be affected adversely by the fact that Almonty is incorporated under the federal laws of Canada, that the majority of the Company’s officers and directors, and some or all of the experts named in this Prospectus, are residents of a country other than the United States, and that a substantial portion of the Company’s assets and the assets of those officers, directors and experts are located outside of the United States. See “ENFORCEMENT OF CIVIL LIABILITIES”.

NEITHER THE SEC, NOR ANY STATE SECURITIES REGULATOR, NOR ANY CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Information with respect to a purchaser’s right to withdraw from or rescind an agreement to purchase Securities is provided below. See “PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION”.

The Company’s head and registered office is located at 100 King Street West, Suite 5700, Toronto, Ontario, Canada, M5X 1C7. The Company’s telephone number is 647-438-9766.

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ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein). We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement. This prospectus forms a part of a registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, operating results and future prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

On July 3, 2025, we effected a 1.5-to-1 consolidation of our Common Shares (the “Share Consolidation”), and our Common Shares commenced trading on a post-consolidated basis on July 7, 2025. The Share Consolidation was approved by our shareholders on April 30, 2025 at our annual general and special meeting of shareholders. Except where otherwise noted, all information in this Prospectus and the documents incorporated by reference dated on or after the date of the Share Consolidation give pro forma effect to the Share Consolidation. See “CONSOLIDATED CAPITALIZATION”.

MEANING OF CERTAIN REFERENCES

In this Prospectus, references to “Almonty”, the “Company”, “we” and “our” refer, depending on the context, either to Almonty Industries Inc. and all or some of its subsidiaries, or to Almonty Industries Inc. or one or more of its subsidiaries.

CURRENCY AND EXCHANGE RATE INFORMATION

In this Prospectus, unless otherwise indicated, all dollar amounts and references to “US$” or “USD” are to U.S. dollars, references to “C$” or “$” are to Canadian dollars, references to “€” are to European euros, and references to “A$” are to Australian dollars. This Prospectus and the documents incorporated by reference herein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience.

The following table sets forth for each of the periods indicated: (i) the exchange rates in effect at the end of the period; (ii) the high exchange rate during such period; (iii) the low exchange rate during such period; and (iv) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Year ended December 31, 2023	Year ended December 31, 2024	6 months ended June 30, 2025
End	0.7561	0.6950	0.7330
High	0.7617	0.7510	0.7376
Low	0.7207	0.6937	0.6848
Average	0.7410	0.7302	0.7098

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Except as indicated otherwise herein, U.S. dollar exchange rate information is based on the daily exchange rate of the U.S. dollar on October 21, 2025 as quoted by the Bank of Canada, being C$ 1.00 = US$ 0.7132 (US$1.00 = C$ 1.4022).

CAUTIONARY NOTE TO UNITED STATES INVESTORS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus, including the documents incorporated by reference, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.

Unless otherwise indicated, the technical disclosure regarding our properties included or incorporated by reference herein, including all mineral resource estimates contained in such technical disclosure, has been prepared in accordance with the requirements of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the SEC under subpart 1300 of Regulation S-K (the “SEC Modernization Rules”). The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this Prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Company prepared the mineral resource estimates under the standards adopted under the SEC Modernization Rules.

We prepare our financial statements, which are incorporated by reference in this Prospectus, in accordance with IFRS. Consequently, all of the financial statements and financial information of Almonty included or incorporated herein is prepared in accordance with IFRS, which is materially different than financial statements and financial information prepared in accordance with U.S. generally accepted accounting principles.

CAUTIONARY NOTE TO INVESTORS CONCERNING ESTIMATES OF MINERAL RESOURCES

Investors are cautioned not to assume that any part, or all, of the mineral deposits categorized as “Inferred Mineral Resources”, “Indicated Mineral Resources” or “Measured Mineral Resources” will ever be converted into Mineral Reserves. “Inferred Mineral Resources” are Mineral Resources for which quantity and grade or quality are estimated based on limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. “Inferred Mineral Resources” are based on limited information and have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility.

Under Canadian rules, estimates of Inferred Mineral Resources are considered too speculative geologically to have the economic considerations applied to them to enable them to be categorized as Mineral Reserves and, accordingly, may not form the basis of feasibility or pre-feasibility studies, or economic studies except for a Preliminary Economic Assessment as defined under NI 43-101. Investors are cautioned not to assume that part or all of an Inferred Mineral Resource exists or is economically or legally mineable. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein may contain “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as “forward-looking statements”), including the “safe harbour” provisions of provincial securities legislation, the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act. Forward-looking statements are included to provide information about management’s current expectations and plans that allows investors and others to have a better understanding of the Company’s business plans and financial performance and condition. Forward-looking information may relate to the Company’s future financial outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Such forward-looking statements include, but are not limited to: the future price of tungsten and other metals and commodities; the estimation of Mineral Resources; the Company’s expectations regarding future demand for tungsten; the Company’s expectations regarding the further development and life of mine of its Mineral Projects (as defined herein), including the Sangdong Mine and the Panasqueira Mine (as such terms are defined herein); the Company’s plans and expectations regarding its Mineral Projects, including the re-opening of the Los Santos Mine (as defined herein) and the potential of the Sangdong Molybdenum Project (as defined herein); estimates of the time and amount of future tungsten production for specific operations; estimated future exploration and development expenditures and other expenses for specific operations; permitting timelines; the Company’s expectations regarding impairments of mineral properties; the Company’s expectations regarding the sufficiency of its capital resources and requirements for additional capital; the Company’s plans to redomicile to the U.S., including the timing thereof; litigation risks; currency and interest rate fluctuations; environmental risks and reclamation cost; and changes to governmental laws and regulations.

When used in this Prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to the Company or management, are intended to identify forward-looking statements. Such statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.

Forward-looking statements are necessarily based upon estimates and assumptions, which are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, including regarding future business decisions, are subject to change. Assumptions underlying the Company’s expectations regarding forward-looking statements contained in this Prospectus include, among others: the Company’s ability to complete the development of Phase I of the Sangdong Mine, to begin production at the Sangdong Mine within the anticipated timeline and to proceed with Phase II expansion of the Sangdong Mine; the Company’s ability to manage its growth effectively, both organically and through acquisitions; the absence of material adverse changes in the industry in which the Company operates or the global economy, including interest rate fluctuations, inflationary pressures, supply chain disruptions, and commodity market volatility; trends in the industry in which the Company operates and markets, including the competitive environment; the Company’s ability to maintain its interests in its mineral projects, including with respect to title, access, and permitting matters; the Company’s ability to manage risks normally incidental to the exploration, development and operation of mineral properties; the Company’s ability to maintain good business relationships with key stakeholders, including customers, suppliers, lenders, regulators, and local communities; the Company’s ability to effectively integrate acquisitions and realize anticipated benefits; the Company’s ability to manage potential uncertainties in the interpretation of geological data, drill results and market data, including data related to pricing trends, demand forecasts, and competitive positioning; the Company’s ability to manage the possibility that future exploration, development or mining results may not be consistent with its expectations; the accuracy of the Company’s Mineral Resource and Mineral Reserve estimates and the underlying assumptions, including with respect to cut-off grades, recovery rates, and long-term commodity prices; the adequacy and availability of infrastructure (including power, water, roads, and processing capacity) at or near the mineral properties; the timely receipt and maintenance of necessary governmental and third-party approvals, permits, licenses, authorizations and regulatory compliance obligations; the Company’s ability to comply with current and future environmental, health and safety, and other regulatory requirements and to timely obtain and maintain required regulatory approvals, licenses and permits; the Company’s expectation that its operations will not be significantly disrupted as a result of political instability, pandemics and communicable diseases, nationalization, terrorism, sabotage, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development or exploration risks; the Company’s ability to execute construction and development activities on schedule and within budget; the Company’s ability to recruit, retain and engage qualified personnel and contractors in all required jurisdictions; the Company’s ability to raise sufficient debt or equity financing to support its continued growth; the Company’s ability to continue to have sufficient working capital to fund its operations; the performance of counterparties under offtake agreements, supply arrangements, financing agreements, and other material contracts; that input costs, including energy, labor, equipment, and materials, will not increase materially beyond current expectations; that the price of tungsten and other metals and commodities will not decline significantly or for a protracted period of time; that the global financial markets and general economic conditions (including trade and monetary policies, currency exchange rates and rates of inflation) will be stable and conducive to business in the future; the Company’s ability to maintain the security and integrity of its information technology systems and mitigate the impact of any potential cybersecurity threats; and the Company’s ability to meet increasing expectations regarding environmental, social and governance (ESG) matters from regulators, investors, and other stakeholders.

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Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others: the Company’s ability to continue as a going concern; the negative cash flow from the Company’s operations; the price of metals; the Company’s economic dependency on few customers; fluctuation in foreign currency; fluctuation in interest rates; inflation; tax-related risks; the risk of default under any of the Company’s credit agreements; future financing; the Company’s liquidity and level of indebtedness; risks associated with the Company’s business being carried on through foreign subsidiaries; risks relating to the development of the Sangdong Mine, including financing risk, construction risk, availability of infrastructure and skilled labour, as well as risk relating to the offtake agreements for the Sangdong Mine; the Company’s production; the Company’s Mineral Reserve and Mineral Resource estimates; the Company’s competition; the Company’s dependence on key personnel; trade risks; supply chain disruptions; the cost of raw materials; energy supply and power grid reliability; water supply and management; infrastructure and operational risks; the Company’s impairment of assets; risks related to property title; laws and regulations; licenses and permits; mining risks and insurance limitations; legal systems; Mineral Reserve and Mineral Resource depletion; risks related to underground stope stability; reputational risks; geopolitical risks in key operating regions; public allegations, regulatory investigations, or litigation; environmental and global climate change risks; risks related to costs of land reclamation; technological obsolescence; management of growth; cybersecurity and data protection; health and pandemic risks; opposition to mining; costs and compliance risks as a result of being a public company; acquisitions and synergies; anti-corruption and anti-bribery laws; Canada’s Extractive Sector Transparency Measures Act; the conflicts in the Middle East and the ongoing Ukraine conflict; risks related to the Company’s proposed redomiciling to the United States, including Canadian corporate tax risk; volatility in the price of the Common Shares; dilution to the Company’s shareholders; the potential insufficiency of a liquid trading market for the Common Shares in the future; risks relating to research and reports published about the Company and its business by securities or industry analysts; risks relating to the Company’s status as an “emerging growth company”; risks relating to the Company, its directors, officers and management (with the exception of the Chief Executive Officer, the Chief Financial Officer and two independent directors) and all of the Company’s material assets being located outside of the United States, which may make it difficult for U.S. litigants to effect service of process of, or enforce, any judgments obtained against the Company or its officers or directors; the history of the Company with respect to not paying dividends recently and anticipation of not paying dividends in the immediate future; and risks that the Company could in the future be classified as a “passive foreign investment company”, which could have adverse U.S. federal income tax consequences for U.S. holders of Common Shares. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

The foregoing list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this Prospectus under the heading “RISK FACTORS” and in the Q2 MD&A (as defined herein) which is available electronically on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) of the Canadian Securities Administrators at www.sedarplus.ca and on the Electronic Data Gathering and Retrieval System (“EDGAR”) of the SEC at www.sec.gov. Each of these forward-looking statements speaks only as of the date such statements were made. The Company’s forward-looking statements are based on the reasonable beliefs, expectations and opinions of management on the date the statements are made and, other than as required by applicable securities laws, the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements. The forward-looking statements included and incorporated by reference herein are presented for the purpose of assisting investors in understanding the Company’s expected financial and operational performance and results as at and for the periods ended on the dates presented in the Company’s plans and objectives and may not be appropriate for other purposes.

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Almonty at 100 King Street West, Suite 5700, Toronto, Ontario, Canada, M5X 1C7, telephone: 647-438-9766, and are also available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

The following documents that have been filed by the Company with the various securities commissions or similar authorities in certain of the provinces of Canada, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company dated March 20, 2025 and filed on March 21, 2025 for the year ended December 31, 2024 (the “AIF”);

(b)	the audited annual consolidated financial statements of the Company dated March 18, 2025 and filed on March 21, 2025 for the years ended December 31, 2024 and 2023, together with the notes thereto and the independent auditor’s report thereon;

(c)	the management’s discussion and analysis of the Company dated March 20, 2025 and filed on March 21, 2025 for the years ended December 31, 2024 and 2023;

(d)	the unaudited interim condensed consolidated financial statements of the Company filed on August 14, 2025 for the three and six months ended June 30, 2025 and 2024 (the “Q2 FS”), except that the notice to reader on the first page thereof indicating that the Q2 FS “have not been reviewed by Almonty’s external auditors” is specifically not incorporated by reference herein;

(e)	the management’s discussion and analysis of the Company dated and filed on August 14, 2025 for the three and six months ended June 30, 2025 and 2024 (the “Q2 MD&A”);

(f)	the management information circular of the Company dated January 31, 2025 and filed on February 4, 2025, prepared for the purposes of the special meeting of the shareholders of the Company held on February 27, 2025;

(g)	the management information circular of the Company dated March 21, 2025 and filed on March 26, 2025, prepared for the purposes of the annual general and special meeting of the shareholders of the Company held on April 30, 2025;

(h)	the management information circular of the Company dated August 28, 2025 and filed on September 8, 2025, prepared for the purposes of the special meeting of the shareholders of the Company held on September 29, 2025;

(i)	the material change report of the Company dated as of, and filed on, February 10, 2025;

(j)	the material change report of the Company dated as of, and filed on, March 24, 2025;

(k)	the material change report of the Company dated as of, and filed on, June 6, 2025;

(l)	the material change report of the Company dated as of, and filed on, July 12, 2025;

(m)	the material change report of the Company dated as of, and filed on, August 1, 2025; and

(n)	the section entitled “Mineral Projects” at pages 59 to 129 of the Company’s supplemented short form PREP prospectus dated July 11, 2025 and filed on July 14, 2025.

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Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including any annual information forms, material change reports (excluding confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis (“MD&A”) and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference in this Prospectus is filed with, or furnished to, the SEC pursuant to the Exchange Act after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein). These documents are available through the internet on EDGAR which can be accessed at www.sec.gov. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

A Prospectus Supplement containing the specific terms in respect of any Securities will be delivered, together with this Prospectus, to purchasers of such Securities and will be deemed to be incorporated in this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement, but only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains, unless otherwise expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Without limiting the generality of the foregoing, and for greater certainty, the disclosure appearing in this Prospectus related to the Mineral Projects and the disclosure appearing in this Prospectus under the headings “RISK FACTORS”, “ALMONTY INDUSTRIES INC.”, and “MINERAL PROJECTS” modifies and supersedes the disclosure found in the AIF related to these subject matters, including under the headings “Risk Factors”, “Mining Projects”, and “Description Of Business” of the AIF. Furthermore, notwithstanding anything to the contrary in this Prospectus or in any document incorporated or deemed to be incorporated by reference in this Prospectus, none of the technical reports prepared by the Company and filed on SEDAR+ in connection with the Mineral Projects shall be incorporated or deemed to be incorporated by reference in this Prospectus.

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Upon a new annual information form or new audited annual consolidated financial statements, together with the independent auditor’s report thereon and MD&A relating thereto, being filed by the Company with, and where required, accepted by, the applicable securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous annual information form, the previous audited annual consolidated financial statements and related MD&A and all unaudited interim condensed consolidated financial statements and related MD&A, material change reports, information circulars, business acquisition reports and other disclosure documents filed prior to the commencement of the Company’s financial year in which the new annual information form or annual consolidated financial statements are filed shall be deemed to no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim condensed consolidated financial statements and the accompanying MD&A relating thereto being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim condensed consolidated financial statements and the accompanying MD&As filed prior to such new interim condensed consolidated financial statements and MD&As shall be deemed to no longer be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference in this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website in this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference in the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational requirements of the Exchange Act and in accordance therewith furnish or file, as applicable, reports and other information with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, Almonty is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Almonty’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from EDGAR, and may be accessed at www.sec.gov.

We have filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act with respect to the Securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Securities offered in this Prospectus, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. See “DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT”.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In addition to the documents specified in this Prospectus under the heading “DOCUMENTS INCORPORATED BY REFERENCE”, the following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the consent of Zeifmans LLP; (ii) the consent of each “qualified person” for the purposes of NI 43-101 listed on the Exhibit Index of the Registration Statement; and (iii) the consents of Norton Rose Fulbright Canada LLP, as Canadian legal counsel, and of Norton Rose Fulbright US LLP, as U.S. legal counsel.

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TRADEMARKS AND TRADE NAMES

This Prospectus and the documents incorporated by reference herein include certain trademarks and trade names which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this Prospectus and in the documents incorporated by reference herein may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. All other trademarks used in this Prospectus or the documents incorporated by reference herein are the property of their respective owners.

ALMONTY INDUSTRIES INC.

Overview

We are a leading producer of tungsten concentrate, primarily for the defense industry, with plans to vertically integrate into oxide production, and we hold an additional deposit of molybdenum. Tungsten’s extreme hardness, density and high melting point make it critical for armor-piercing ammunition, armor shielding for military vehicles, missile components, radiation shielding and hypersonic weapons, however, global scarcity and processing difficulty makes securing conflict-free supply a challenge. With production of tungsten severely limited outside of China, Russia and North Korea, we believe the operation of our established mine in Portugal, in addition to the construction of our mine in South Korea, positions us as a key supplier for Western defense programs.

Our flagship asset, the Sangdong tungsten mine (the “Sangdong Mine”) in South Korea, is one of the world’s largest tungsten deposits by Inferred Mineral Resource and provides tungsten of superior grade compared with global peers, and is in soft commissioning. Once fully operational, the Sangdong Mine is expected to produce a significant portion of the global tungsten supply outside of China, supplying to mission-critical sectors such as defense, aerospace, semiconductors and batteries.

Almonty also has a molybdenum project (the “Sangdong Molybdenum Project”) with significant Inferred Mineral Resources on a separate property adjacent to the tungsten orebody at the Sangdong Mine. This molybdenum opportunity provides access to another critical material used in aerospace alloys, energy infrastructure and nuclear defense.

We also own and operate the Panasqueira tungsten mine (the “Panasqueira Mine”) in Covilha, Castelo Branco, Portugal—one of the world’s longest-producing tungsten mines—which has been operating for over a century and is renowned for its high-grade, low-impurity tungsten concentrate, which contributes to our position as a leading producer of tungsten concentrate in a highly concentrated global tungsten market, with limited production outside of China, Russia and North Korea. In addition to its production, the Panasqueira Mine serves as a vital source of technical know-how and operational expertise across our portfolio.

Our Spanish assets—including the Valtreixal tungsten mine project (the “Valtreixal Mine”) located in the province of Zamora, in Western Spain, which is currently under development, and the Los Santos tungsten mine (the “Los Santos” mine and together with the Sangdong Mine, the Sangdong Molybdenum Project, the Panasqueira Mine and the Valtreixal Mine, the “Mineral Projects”) located near Salamanca, Spain, which is currently in care and maintenance—provide us with additional growth opportunities and help diversify our future supply.

The Common Shares of the Company are listed and posted for trading on the TSX under the symbol “AII”, on the Nasdaq in the United States under the symbol “ALM”, on the ASX as CDIs, at a ratio of one CDI to one Common Share, under the symbol “AII” and are traded on the FSE in Germany under the symbol “ALI1”.

Almonty was incorporated under the laws of the province of British Columbia on September 28, 2009 and was continued under the Canada Business Corporation Act (the “CBCA”) effective March 27, 2012. On February 27, 2025, the holders of Common Shares of the Company voted in favour of changing the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware, such that the Company would be governed by the Delaware General Corporation Law (the “Domestication”). The Domestication reflects the growing importance of the United States in the Company’s strategic positioning. If the board of directors of the Company (the “Board”) decides to proceed with the Domestication, the Domestication will be implemented by way of a court-approved plan of arrangement under the CBCA (the “Arrangement”) and will be effective on the date set forth in the Certificate of Conversion and Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware. In addition to the issuance of the final order of the Ontario Superior Court of Justice (Commercial List) approving the Arrangement, the Arrangement is subject to the receipt of appropriate consents, approvals, and/or waivers from relevant regulatory authorities and third parties, including the CBCA Director, the TSX, the Nasdaq and the ASX. Pursuant to the resolution approved by the holders of Common Shares of the Company, the Board may, without further notice to or approval of the Company’s shareholders, decide not to proceed with the Arrangement. It is notably possible that, if the Board is, among other factors, not satisfied that it is in the Company’s best interest due to anticipated Canadian tax consequences of the Arrangement, it may not proceed with the Arrangement.

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Almonty’s head and registered office is located at 100 King Street West, Suite 5700, Toronto, Ontario, Canada, M5X 1C7.

For a list of the Company’s subsidiaries and further description of the business of the Company, please see the AIF. Additional information about our business is also included in other documents incorporated by reference in this Prospectus, which are available under our profile on SEDAR+ at www.sedarplus.ca.

Production and Principal Markets

The production of Almonty is concentrated in the Panasqueira Mine. The principal markets for the Company’s tungsten concentrates are the United States of America, Western Europe and Japan. These regions represent significant portions of global tungsten consumption, driven by defense, high-tech manufacturing, aerospace and industrial tooling sectors.

Competitive Conditions

The Company sells tungsten concentrates at prices determined by world markets over which the Company has no influence or control. These markets are cyclical. The Company’s competitive position is determined by its costs compared to those of other producers throughout the world and by the Company’s ability to maintain financial strength through the tungsten concentrate price cycle despite currency fluctuations. Costs are governed principally by the location, grade and nature of the ore bodies and mineral deposits, and the Company’s cost of labour, power and supplies, and, as well, by operating and management skill. Over the long term, the Company’s competitive position is determined by its ability to develop economic ore bodies and replace current production. In this regard, the Company also competes with other mining companies for mineral properties.

At present, there are a limited number of competitors producing tungsten concentrates in the Western world. The world’s largest producing country of tungsten concentrates is China. The Company competes specifically with other mining and industrial operations located in the Iberian Peninsula, and the European Union in general, in obtaining skilled labour and mining supplies.

Market demand for tungsten concentrate remained stable during the fourth quarter of fiscal 2023 and throughout fiscal 2024. Ammonium paratungstate (“APT”) pricing was relatively steady over most of fiscal 2024, with mid-market prices generally ranging between approximately US$330 and US$340 per metric tonne unit (“MTU”).

Near the end of fiscal 2024 and into the first quarter of fiscal 2025, APT prices increased significantly, with mid-prices rising from approximately US$330 per MTU in early January 2025 to US$360 per MTU at the end of the first quarter of 2025, based on market quotations. APT prices have shown an upward trend since the fourth quarter of 2024, reaching approximately US$462.5 per MTU as of June 2025. There can be no assurance that this pricing trend will continue in the future.

The average market price was approximately US$324 per MTU for the year ended December 31, 2023, and approximately US$329 per MTU for the year ended December 31, 2024.

Growth Strategy

Almonty’s objective is to build a secure, Western-focused tungsten and molybdenum supply chain capable of displacing reliance on China and meeting the escalating needs of Western industries.

The Company’s growth strategy is focused on its Mineral Projects and includes the development of the Sangdong Mine in South Korea and the ongoing operations of the Panasqueira Mine in Portugal.

The current mine and processing plant construction at the Sangdong Mine (Phase I) is expected to begin production in the fourth quarter of 2025. Once fully operational, the targeted ore throughput capacity is expected to reach around 640,000 tonnes per year. The Company expects to increase its throughput capacity up to 1.2 million tonnes through the Phase II planned expansion. This expansion is fully permitted under existing Phase I approvals, and during the development of Phase I, some components have been built which may support a higher throughput or expansion.

Additionally, Almonty is planning an extension of the Panasqueira Mine, with the potential to extend the life of the mine and significantly increase production capacity. Key objectives of this extension include increased ore throughput and improved average head grade, while continuing to serve customers who rely on the mine’s concentrate.

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The Company is continuously in the process of seeking additional potential offtake partners and evaluating new opportunities to expand our commercial partnerships.

Customers and Contracts

Our tungsten and future molybdenum products are secured under long-term, floor-priced offtake agreements with customers in national defense, aerospace and high-technology manufacturing. We supply tungsten to metals processors and tungsten product manufacturers for defense applications, as well as for the tooling, electronics and other industrial sectors, with a diversified customer base focused across the United States, European Union and Japan. With the additional production expected from the Sangdong Mine, we have also secured offtake agreements with several blue-chip customers.

Notably, Almonty, along with its wholly-owned indirect subsidiary, Beralt Tin & Wolfram (Portugal), S.A., is party to separate supply agreements with a European customer, Wolfram Bergbau & Hütten AG, for approximately 52% of the tungsten produced at the Panasqueira Mine, and a Japanese customer, Sumitomo Electric Industries, Ltd., for approximately 48% of the tungsten produced at the Panasqueira Mine (collectively, the “Supply Agreements”).

The Company has also entered into an amended off-take agreement, originally dated March 12, 2018, (the “Amended Off-Take Agreement”) with Global Tungsten & Powders Corp., which is part of the Plansee Group. The Amended Off-Take Agreement provides for the supply of tungsten concentrate to be mined and processed at the Sangdong Mine. Under this agreement, once financial close occurs and is confirmed in writing, the term begins and will continue for fifteen years from the date of first delivery of the material, unless extended to accommodate the repayment of all outstanding amounts under a senior secured facility or to ensure delivery of the total contracted quantities specified in the agreement.

Copies of the Supply Agreements and the Amended Off-Take Agreement are filed under Almonty’s SEDAR+ profile at www.sedarplus.ca.

Material Mineral Project

As announced on July 3, 2025, the Company has conducted a reassessment of its mining portfolio and has concluded that, on the basis of its current strategy, including management’s focus and deployment of resources on the Sangdong Mine and the expected economic importance to the Company of the production at Phase I relative to its other properties, as well as the expected timing and significant potential production increase of Phase II, the Sangdong Mine is the only mineral project on a property that is material to the Company for the purposes of NI 43-101.

MINERAL PROJECTS

For additional information about the Company’s Mineral Projects, please refer to the section entitled “Mineral Projects” at pages 59 to 129 of the Company’s supplemented short form PREP prospectus dated July 11, 2025 and filed on July 14, 2025, which is available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

As at June 30, 2025, the date of the Company’s most recently filed financial statements, being the Q2 Financial Statements, there were 195,860,805 Common Shares issued and outstanding (including CDIs), as well as 17,789,846 Warrants (which include CDI options) to acquire Common Shares, and 15,897,956 stock options (“Options”), which, if exercised, would result in an additional 17,789,846 and 15,897,956 Common Shares, respectively. Moreover, 3,366,661 restricted share units (“RSUs”) were outstanding.

As of the date of this Prospectus, there are 230,928,191 Common Shares issued and outstanding, as well as 9,917,747 Warrants to acquire Common Shares and 7,597,973 Options outstanding which, if exercised, would result in the issuance of an additional 9,917,747 and 7,597,973 Common Shares, respectively. Moreover, 3,277,773 RSUs are outstanding.

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On July 3, 2025, we filed articles of amendment for the purpose of effecting the Share Consolidation on the basis that each one and a half outstanding Common Shares became one post-consolidation Common Share and our Common Shares commenced trading on a post-consolidation basis on July 7, 2025. No fractional Common Shares were issued in connection with such consolidation and, in the event that a shareholder would have otherwise been entitled to a fractional Common Share upon such consolidation, such shareholder had such fractional share cancelled. Except where otherwise noted, all information in this Prospectus and the documents incorporated by reference dated on or after the date of the share consolidation gives effect to such share consolidation.

On July 15, 2025, the Company closed its initial public offering of 20,000,000 Common Shares in the United States at a price of US$4.50 per Common Share for gross proceeds of US$90 million, which Common Shares commenced trading on the Nasdaq on July 14, 2025 under the ticker symbol “ALM”. The Company intends to use up to approximately 1% of the net proceeds of the offering to fund remaining early-stage development activities for a nano tungsten oxide downstream processing plant in South Korea, near the Sangdong Mine (the “Tungsten Oxide Facility”) and up to approximately 84% of the net proceeds of the offering toward the development of the Tungsten Oxide Facility, with the remaining net proceeds to be used primarily for working capital, corporate expenses, business development, potential future acquisitions and other purposes.

Other than as set out above, there have been no material changes in the consolidated capitalization of Almonty since June 30, 2025.

DESCRIPTION OF SECURITIES

The following description sets forth certain general terms and provisions of the Securities. The Company may issue Securities either separately or together with or upon the conversion of or in exchange of other securities. The particular terms and provisions of each series of Securities the Company may offer will be described in greater details in the related Prospectus Supplement, which may provide information that is different from this Prospectus. The Company reserves the right to include in a Prospectus Supplement specific variable terms pertaining to the Securities that are not within the descriptions set forth in this Prospectus.

The authorized share capital of Almonty consists of an unlimited number of Common Shares of which 230,928,191 are issued and outstanding as at the date of this Prospectus. There are also outstanding 9,917,747 Warrants to acquire Common Shares, 7,597,973 Options and 3,277,773 RSUs as of the date of this Prospectus.

The summary below of the rights, privileges, restrictions and conditions attaching to the Securities is subject to, and qualified by reference to, Almonty’s articles and by-laws.

Common Shares

The specific terms of any offerings of Common Shares, including the number of Common Shares being offered and the offering price, will be described in one or more Prospectus Supplements.

Holders of Common Shares are entitled to receive notice of and to attend all meetings of the shareholders of the Company. Each Common Share carries one vote. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares are entitled to receive the remaining property and assets of the Company on a pro rata basis. The holders of the Common Shares are entitled to receive pro rata such dividends as may be declared by the Board out of funds legally available for such purpose. No Common Shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, retraction, purchase or cancellation, surrender, sinking fund or purchase fund.

Preferred Shares

The Company is not currently authorized to issue Preferred Shares. The Company would need to amend its articles, which would require shareholder approval, to create and authorize the issue of a class of Preferred Shares. The particular terms and provisions of Preferred Shares offered by a Prospectus Supplement, including the designation of a particular series, aggregate amount, the number of shares offered, the issue price, the dividend rate, if any, the dividend payment dates, any exchange, conversion, redemption or repurchase provisions and other specific terms, and the extent to which the general terms and provisions described below may apply to such Preferred Shares, will be described in the Prospectus Supplement.

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Debt Securities

The following describes certain general terms and provisions of the Debt Securities. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities which may be offered hereunder include, but are not limited to, unsubordinated Debt Securities that will rank equally and pari passu, including with respect to security interests, with all other present and future unsubordinated indebtedness for borrowed money of the Company.

The Debt Securities may be issued in one or more series under one or more distinct indentures or under a supplemental indenture to a distinct indenture (each, a “Trust Indenture”), in each case between the Company and a financial institution in accordance with applicable laws governing indentures (each, a “Trustee”). The Debt Securities may also be issued without the benefit of a Trust Indenture.

The terms and conditions applicable to Debt Securities issued under a Trust Indenture or without the benefit of a Trust Indenture will be set forth in such Trust Indenture or in the specific Debt Security, as the case may be, and summarized in the applicable Prospectus Supplement. The statements made below relating to any Trust Indenture, instalment receipt and pledge agreement (see below) or Debt Securities to be issued thereunder and to any specific Debt Security issued without the benefit of a Trust Indenture, as the case may be, are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture, instalment receipt and pledge agreement, or the specific Debt Security, as the case may be. A copy of the form of Trust Indenture to be entered into in connection with offerings of Debt Securities will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part, and will be filed with the securities regulatory authorities in Canada when it is entered into. A copy of any Trust Indenture or supplement thereto entered into by us will also be available on our SEDAR+ profile at www.sedarplus.ca.

Each Trust Indenture or specific Debt Security, as the case may be, may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The specific terms and provisions that will apply to any Debt Securities that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. This description will include, where applicable:

(i)	the designation, aggregate principal amount, authorized denominations and ranking of such Debt Securities;

(ii)	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(iii)	the percentage of the principal amount at which such Debt Securities will be issued;

(iv)	the date or dates on which such Debt Securities will mature;

(v)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

(vi)	the dates on which any such interest will be payable and the record dates for such payments;

(vii)	the place or places where principal, premium and interest will be payable;

(viii)	the Trustee under any Trust Indenture pursuant to which the Debt Securities are to be issued, as applicable;

(ix)	any redemption term or terms under which such Debt Securities may be defeased;

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(x)	whether such Debt Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(xi)	covenants, events of default and any terms of redemption;

(xii)	any exchange or conversion terms;

(xiii)	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the applicable indenture;

(xiv)	material Canadian and U.S. federal income tax consequences of owning the Debt Securities;

(xv)	whether the Debt Securities (or instalment receipts representing the Debt Securities, if applicable) will be listed on any securities exchange;

(xvi)	the ratings, if any, issued by rating agencies; and

(xvii)	any other specific terms.

Debt Securities may, at the option of the Company, be issued in fully registered form, in bearer form or in “book-entry only” form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized different denominations and will be transferable at any time or from time to time at the corporate trust office of the Trustee for the Debt Securities. No charge will be made to the holder for any such exchange or transfer, except for any tax or government charge incidental thereto.

Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The Company will summarize in the applicable Prospectus Supplement certain terms of the Debt Securities being offered thereby and the relevant Trust Indenture or specific Debt Security, as the case may be, which the Company believes will be most important to an investor’s decision to invest in the Debt Securities being offered. It is the Trust Indenture, as supplemented by any applicable supplemental indenture, or the specific Debt Security, as the case may be, and not the summary in the applicable Prospectus Supplement, which defines the rights of a holder of Debt Securities. There may be other provisions in the Trust Indenture or the specific Debt Security, as the case may be, which are important to a purchaser of Debt Securities. Such purchaser of Debt Securities should read the Trust Indenture, instalment receipt or pledge agreement or the specific Debt Security, as the case may be, for a full description of the terms of the Debt Securities, the terms of which shall prevail to the extent of any inconsistency.

The Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement may be represented by instalment receipts which will provide for payment for the Debt Securities on an instalment basis, the particular terms and provisions of which will be described in the applicable Prospectus Supplement and set out in an instalment receipt or pledge agreement or similar agreement. Any such instalment receipt will evidence, among other things: (a) the fact that a first instalment payment has been made in respect of the Debt Securities represented thereby, and (b) the beneficial ownership of the Debt Securities represented by the instalment receipt, subject to a pledge of such Debt Securities securing the obligation to pay the balance outstanding under such Debt Securities on or prior to a certain date.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

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Warrants

The Company may issue Warrants, separately or together, with Common Shares, Preferred Shares, Debt Securities, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by Almonty pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

i.	the number of Warrants offered;

ii.	the price or prices, if any, at which the Warrants will be issued;

iii.	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

iv.	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

v.	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

vi.	if applicable, the identity of the Warrant agent;

vii.	whether the Warrants will be listed on any securities exchange;

viii.	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of such other Securities;

ix.	any minimum or maximum subscription amount;

x.	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

xi.	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

xii.	material Canadian and U.S. federal income tax consequences of owning the Warrants and the Securities to be issued upon exchange of the Warrants;

xiii.	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

xiv.	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Subscription Receipts

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for other Securities upon the satisfaction of certain conditions.

Subscription Receipts may be offered separately or together with Debt Securities, Common Shares, Preferred Shares, Warrants or Units or any combination thereof, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement.

The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement. This description will include, where applicable:

i.	the number of Subscription Receipts offered;

ii.	the price or prices, if any, at which the Subscription Receipts will be issued;

iii.	the manner of determining the offering price(s);

iv.	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

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v.	the Securities into which the Subscription Receipts may be exchanged;

vi.	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

vii.	the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

viii.	the dates or periods during which the Subscription Receipts may be exchanged;

ix.	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

x.	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

xi.	if applicable, the identity of the Subscription Receipt agent;

xii.	whether the Subscription Receipts will be listed on any securities exchange;

xiii.	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

xiv.	any minimum or maximum subscription amount;

xv.	whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

xvi.	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

xvii.	material Canadian and U.S. federal income tax consequences of owning the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

xviii.	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

xix.	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Subscription receipt certificates will be exchangeable for new subscription receipt certificates of different denominations at the office indicated in the applicable Prospectus Supplement. Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends (other than dividend equivalent payments, if any, or as otherwise set forth in any applicable Prospectus Supplement) or the right to vote such underlying Securities.

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Units

The following sets forth certain general terms and provisions of the Units. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. Units may be offered separately or together with Debt Securities, Common Shares, Preferred Shares, Warrants or Subscription Receipts or any combination thereof, as the case may be. The specific terms and provisions that will apply to Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

i.	the number of Units offered;

ii.	the price at which the Units will be offered;

iii.	the manner of determining the offering prices;

iv.	the currency at which the Units will be offered;

v.	the Securities comprising the Units;

vi.	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

vii.	any minimum or maximum subscription amount;

viii.	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

ix.	any material risk factors relating to such Units or the Securities comprising the Units;

x.	material Canadian and U.S. federal income tax consequences of owning the Securities comprising the Units;

xi.	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

xii.	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided, as required, in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

The Company may sell Securities (i) to or through underwriters or dealers, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, or (iii) through agents. The Securities may be sold from time to time in one or more transactions at a fixed or non-fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, at prices determined by reference to the prevailing market prices or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or it may offer Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of Securities by certain selling securityholders. The selling securityholders may sell all or a portion of the Company’s Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of security being offered, the name or names of any underwriters, dealers or agents involved in the offering and sale of the Securities, the name or names of any selling securityholders, the initial offering price, the purchase price of such Securities, the proceeds to the Company, any underwriting discounts and other items constituting underwriters’ compensation and any discounts, concessions or commissions allowed or reallowed or paid to dealers. Only underwriters or agents so named in a Prospectus Supplement are deemed to be underwriters, dealers or agents, as applicable, in connection with the Securities offered thereby.

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If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to by the Company and the purchaser or (ii) through agents designated by the Company or the selling securityholders from time to time. Any selling securityholder or agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholders to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a “best efforts basis” for the period of its appointment.

The Company and/or the selling securityholders may agree to pay the underwriters, dealers or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Any such commission will be paid out of the general corporate funds of the Company or the proceeds of the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

The Company may authorize underwriters, dealers or agents to solicit offers by eligible institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “RISK FACTORS”. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

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Unless otherwise specified in a Prospectus Supplement, the Securities will not be registered under the U.S. Securities Act or the securities law of any state of the United States of America.

TRADING PRICE AND VOLUME OF THE COMPANY’S SECURITIES

Trading prices and volume of the Company’s Securities will be provided, as required, in each Prospectus Supplement for each class or series of Securities distributed under such Prospectus Supplement and for Securities into which those classes or series of Securities are convertible or exchangeable.

PRIOR SALES

Prior sales will be provided in a Prospectus Supplement with respect to the Securities being distributed under such Prospectus Supplement.

TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian and U.S. federal income tax consequences generally applicable to an investor acquiring, holding and disposing any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding whether to invest in any Securities, prospective investors should carefully consider, in light of their own financial circumstances, the information contained in or incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference), and, if applicable, those described in a Prospectus Supplement relating to a specific offering of Securities, including the risks described herein and under the “Risks and Uncertainties” section of the Q2 MD&A. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the identified risks actually occur, Almonty’s business, financial condition, prospects, results of operations or cash flows, and your investment in the Securities, could be materially and adversely affected. Additional risks or uncertainties not currently known to Almonty, or that Almonty currently deems immaterial, may also impair its business operations. Almonty cannot assure you that any of the events discussed in the risk factors will not occur. If any of such events does occur, you may lose all or part of your original investment in any Securities.

There is currently no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold.

There is currently no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. There can be no assurance that an active trading market will develop for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

The Company may issue additional Securities in the future which may dilute the holdings of existing securityholders, including the holders of Securities purchased under this Prospectus.

The Company may issue additional Securities in the future, which may dilute the holdings of existing securityholders in the Company, including purchasers of Securities under this Prospectus. The Company’s articles permit the issuance of an unlimited number of Common Shares, and shareholders have no pre-emptive rights in connection with further issuances of any Securities. The Board has the discretion to determine the price and terms of any issuances of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units. Any such future issuances could be significant and we cannot predict the effect that future issuances and sales of Securities will have on the market price of the Common Shares. Issuances of a substantial number of additional Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their voting power and the Company may experience dilution in its earnings per share.

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SELLING SECURITYHOLDERS

Selling securityholders to be named in an applicable Prospectus Supplement may, from time to time, offer and sell some or all of the Securities held by them pursuant to this Prospectus and the applicable Prospectus Supplement. Such selling securityholders may sell Securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable Prospectus Supplement.

Any Prospectus Supplement that the Company files in connection with an offering of Securities by selling securityholders will include the following information: the names of the selling securityholders; the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder; the number or amount of Securities of the class being distributed for the account of each selling securityholder; the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Unless otherwise set forth in the applicable Prospectus Supplement, the Company will not receive any proceeds from any sale of any Securities by selling securityholders.

The management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the Company’s operating and capital needs from time to time.

The Company may also, from time to time, decide to issue Securities otherwise than pursuant to a Prospectus Supplement to this Prospectus. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the general corporate funds of the Company or the proceeds from the sale of such Securities, unless otherwise stated in the applicable Prospectus Supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are a company incorporated under the CBCA, and it is not certain that the Company will proceed with the Domestication. Most of our directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws.

We filed with the SEC, concurrently with our Registration Statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System, 28 Liberty Street, New York, New York 10005 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this Prospectus.

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Messrs. Lewis Black, Daniel D’Amato, Dr. Thomas Gutschlag, Andrew Frazer, Gustave F. Perna and Alan Estevez, directors of the Company, reside outside of Canada and have each appointed Almonty Industries Inc., at 100 King Street West, Suite 5700, Toronto, Ontario, Canada, M5X 1C7, as agent for service of process. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

INTEREST OF EXPERTS

The technical information contained or incorporated by reference in this Prospectus has been included or incorporated by reference in reliance on the report, valuation, statement or opinion of the persons described below.

Adam Wheeler, a qualified person pursuant to NI 43-101, reviewed, prepared or supervised the preparation of information upon which scientific and technical information relating to the Company’s Mineral Projects contained or incorporated by reference in this Prospectus is based. He did not, at the time he prepared or certified any such statement, report or valuation, receive after such time, nor will he receive, any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or one of the Company’s associates or affiliates in connection with the preparation of such technical reports or estimates. As of the date hereof, such person owns beneficially, directly or indirectly, less than 1% of any outstanding class of securities of the Company.

Please see “LEGAL MATTERS” for a discussion of the interests of the legal experts involved in preparing this Prospectus and please see “AUDITORS AND TRANSFER AGENT AND REGISTRAR” for a discussion of the interests of Zeifmans LLP.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement, certain legal matters relating to the Securities offered by a Prospectus Supplement will be passed upon, on behalf of the Company, by Norton Rose Fulbright Canada LLP with respect to Canadian legal matters and by Norton Rose Fulbright US LLP with respect to U.S. legal matters. The partners and associates of each of Norton Rose Fulbright Canada LLP and Norton Rose Fulbright US LLP as a group beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Company.

AUDITORS AND TRANSFER AGENT AND REGISTRAR

The independent auditors of the Company are Zeifmans LLP, a partnership of Chartered Professional Accountants, in Toronto, Ontario. The audited consolidated financial statements of the Company for the years ended December 31, 2024 and 2023 were audited by Zeifmans LLP, as set forth in their report on such financial statements. Zeifmans LLP is independent with respect to the Company in accordance with the ethical requirements that are relevant to its audits of the consolidated financial statements in Canada, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The registrar and transfer agent for the Common Shares in Canada is Computershare Investor Services Inc. at its office at 3rd Floor – 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9, and in the United States is Computer Share Trust Company N.A. at its office at 150 Royall Street, Canton, Massachusetts, United States, 02021.

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PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two (2) business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In addition, original purchasers of convertible, exchangeable or exercisable Securities (unless the Securities are reasonably regarded by the Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible, exchangeable or exercisable Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus.

In an offering of Securities that are convertible, exchangeable or exercisable, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which such convertible, exchangeable or exercisable Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces of Canada, if the purchaser pays additional amounts upon conversion, exchange or exercise of such Securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

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CERTIFICATE OF THE COMPANY

Dated: October 22, 2025

This short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of Ontario, British Columbia and Alberta.

(Signed) Lewis Black	(Signed) Brian Fox
Chairman, President and Chief Executive Officer	Chief Financial Officer

On Behalf of the Board of Directors

(Signed) Mark Trachuk	(Signed) David Hanick
Lead Director	Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Limitations on Liability and Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and
●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

EXHIBIT INDEX

Exhibit Number	Description

4.1	Annual Information Form of the Registrant for the fiscal year ended December 31, 2024, dated as of March 20, 2025 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.2	Audited Annual Condensed Consolidated Financial Statements of the Registrant for the fiscal years ended December 31, 2024 and 2023, together with the notes thereto and the independent auditor’s report of Zeifmans LLP thereon (incorporated by reference to Exhibit 4.2 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.3	Management’s Discussion and Analysis of the Registrant dated March 20, 2025 for the fiscal years ended December 31, 2024 and 2023 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.4

Unaudited Interim Condensed Consolidated Financial Statements of the Registrant dated August 14, 2025 for the three months ended June 30, 2025 and 2024, except that the notice to the reader on the first page thereof indicating that the financial statements “have not been reviewed by Almonty’s external auditors” is specifically not incorporated by reference (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on August 15, 2025 (File No. 001-42737)).

4.5	Management’s Discussion and Analysis of the Registrant dated August 14, 2025 for the three months ended June 30, 2025 and 2024 (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 6-K filed with the SEC on August 15, 2025 (File No. 001-42737)).

4.6*	Management Information Circular of the Registrant, dated August 28, 2025, relating to the Registrant’s special meeting of shareholders held on September 29, 2025.

4.7	Management Information Circular of the Registrant, dated March 21, 2025, relating to the Registrant’s annual general and special meeting of shareholders held on April 30, 2025 (incorporated by reference to Exhibit 4.6 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.8	Management Information Circular of the Registrant, dated January 31, 2025, relating to the Registrant’s special meeting of shareholders held on February 27, 2025 (incorporated by reference to Exhibit 4.7 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.9	Material Change Report of the Registrant, dated February 10, 2025 (incorporated by reference to Exhibit 4.8 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.10	Material Change Report of the Registrant, dated March 24, 2025 (incorporated by reference to Exhibit 4.9 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.11	Material Change Report of the Registrant, dated June 6, 2025 (incorporated by reference to Exhibit 4.10 to the Registrant’s Form F-10 filed with the SEC on July 7, 2025 (File No 333-288536)).

4.12	Material Change Report of the Registrant, dated July 12, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on July 15, 2025 (File No. 001-42737)).

4.13	Material Change Report of the Registrant, dated August 1, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on August 1, 2025 (File No. 001-42737)).

5.1+	Consent of Zeifmans LLP.

5.2+	Consent of Norton Rose Fulbright Canada LLP.

5.3+	Consent of Norton Rose Fulbright US LLP.

5.4+	Consent of Adam Wheeler.

6.1	Powers of Attorney (included in Part III of this Registration Statement).

7.1+	Form of Trust Indenture.

107*	Calculation of Filing Fee Tables

+	To be filed by amendment.
*	Filed herewith.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, United States on October 22, 2025.

ALMONTY INDUSTRIES INC.

By:	/s/ Lewis Black
Name:	Lewis Black
Title:	Chairman, President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Lewis Black and Brian Fox, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis Black	Chairman, President, Chief Executive Officer and Director	October 22, 2025
Lewis Black	(Principal Executive Officer)

/s/ Brian Fox	Chief Financial Officer	October 22, 2025
Brian Fox	(Principal Financial and Accounting Officer)

/s/ Mark Trachuk	Lead Director	October 22, 2025
Mark Trachuk

/s/ Daniel D’Amato	Director	October 22, 2025
Daniel D’Amato

/s/ Thomas Gutschlag	Director	October 22, 2025
Dr. Thomas Gutschlag

/s/ Andrew Frazer	Director	October 22, 2025
Andrew Frazer

/s/ David Hanick	Director	October 22, 2025
David Hanick

/s/ Gustave F. Perna	Director	October 22, 2025
Gustave F. Perna

/s/ Alan Estevez	Director	October 22, 2025
Alan Estevez

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on October 22, 2025.

/s/ Lewis Black
Name:	Lewis Black
Title:	Chairman, President, Chief Executive Officer and Director

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